Exhibit 10.3
SAMPLE
ADVANTA CORP.
STOCK AWARD GRANT DOCUMENT (AMIP VI)
     This Restricted Stock Award Grant Document (the “Grant Document”) constitutes the Grant Document for the Award granted by Advanta Corp. pursuant to the terms of the Advanta Management Incentive Program VI (“AMIP VI”), a program established under the Advanta Corp. 2000 Omnibus Stock Incentive Plan (the “Plan”), on <<GrantDate>> (the “Date of Grant”) to <<Recipient>> (the “Grantee”), and is subject to all applicable terms and conditions set forth in AMIP VI and subject to the limitations of the Plan.
     1. Definitions. All terms stated with initial capitalization within this Grant Document shall have the meaning set forth in AMIP VI or the Plan unless otherwise defined herein or as may be required by the context. As used herein:
          (a) “Restricted Period” means, with respect to each Share that is subject to this Grant Document, the period beginning on the Date of Grant and ending on the Vesting Date.
          (b) “Restricted Stock” means the <<#>> Shares that have been granted subject to the terms of this Grant Document.
          (c) “Vesting Date” shall mean the date on which a Share ceases to be subject to restrictions.
     2. Restrictions on the Restricted Stock. During the Restricted Period, the Grantee shall not be permitted to sell, transfer, pledge or assign the Restricted Stock except by will or by the laws of descent and distribution. The Company shall, in its discretion, either maintain possession of the certificates respecting the Restricted Stock, place the certificates in the custody of an escrow agent for the duration of the Restricted Period or transfer the certificates to the Grantee; provided, however, that such certificates shall be legended in a manner determined to be appropriate by the Committee that indicates such restrictions as are in effect with respect to the Restricted Stock evidenced by such certificates.
     3. Lapse of Restrictions. Subject to the terms and conditions set forth herein, in AMIP VI and in the Plan, the restrictions set forth in Section 2 with respect to each of the shares of Restricted Stock shall lapse on the applicable Vesting Date.
          (a) General Vesting Date: The applicable Vesting Date for all shares of Restricted Stock shall occur on the 10th anniversary of the Date of Grant; provided, however, that on such date the Grantee is, and has continuously been, during the period commencing on the Date of Grant and ending on the Vesting Date as determined under this subsection 3(a), an employee of the Company.
          (b) Establishment of Accelerated Vesting Date: Notwithstanding the determination of the applicable Vesting Date under subsection 3(a) above, consistent with the terms and conditions of AMIP VI and the Plan, the Committee may determine, at its discretion, to establish an earlier Vesting Date with respect to all or a portion of the shares of Restricted Stock upon the occurrence of certain events or conditions, including without limitation, the determination by the Committee that the Grantee should receive a bonus either below, at or in excess of the Grantee’s Target Bonus, upon the retirement of the Grantee, upon the disability or death of the Grantee and upon the occurrence of a Change in Control.
     4. Rights of Grantee. During the Restricted Period, the Grantee shall have all of the rights of an owner of Common Stock, including the right to receive dividends. Stock dividends with respect to the Restricted Stock shall be subject to the same restrictions as the Restricted Stock.
     5. Forfeiture of Restricted Shares. All shares of Restricted Stock for which a Vesting Date has not been attained shall be forfeited without the receipt of any payment by the Grantee upon the last day of the Grantee’s employment or service with the Company or upon a Change of Control, except to the extent that the Committee determines to establish a Vesting Date, including, without limitation, as set forth in Section 3 hereof. Shares of Restricted Stock which are forfeited shall be canceled by the Company without any action by the Grantee.
     6. Notices. Any notice to the Company under this Agreement shall be made in care of the Committee to the office of the General Counsel, at the Company’s main office in Spring House, Pennsylvania. All notices under this Agreement shall be deemed to have been given when hand-delivered or mailed, first class postage prepaid, and shall be irrevocable once given.
     7. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure compliance with all applicable state and federal securities laws, including the Securities Act of 1933, as amended.
     8. Delivery of Shares. As soon as reasonably practicable following the Vesting Date, the Company shall, without payment from the Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) for the applicable shares of Restricted Stock as to which a Vesting Date has occurred (the “Vested Shares”), deliver to the Grantee (or such other person) a certificate for the applicable Vested Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under this Section 8. Prior to delivery of the certificate for the Vested Shares, the Grantee must satisfy all of the Company’s applicable federal, state and/or local withholding tax requirements. The Company may condition delivery of certificates for Vested Shares upon the prior receipt from the Grantee (or such other person) of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The Grantee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him/her any taxes required to be withheld under federal, state or local law in connection with the Award and, at the Company’s discretion, to withhold Vested Shares which are subject to this Grant Document, in satisfaction of the Company’s minimum withholding obligations arising from this Award.
     9. Award Not to Affect Employment. The Award granted hereunder shall not confer upon the Grantee any right to continue in the employment of the Company.

     10. Amendment to Grant Document. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to amend or modify the terms and conditions set forth in this Grant Document, if the Committee determines, at its discretion, that any such amendment or modification is appropriate in order to maintain the effectiveness of the Award as a method for providing current performance incentives for the Grantee or to effectuate such other goals or objectives that the Committee determines may appropriately be furthered by any such amendment or modification; provided, however, that the terms of this Grant Document may not be changed in a manner that materially adversely affects the Award without the Grantee’s consent. Notwithstanding the foregoing, the Committee shall have the absolute right to amend this Grant Document in order to conform the terms hereof to the original intent of the Committee, and to correct any inadvertent operational errors or errors in the calculation and documentation that may arise in the implementation of AMIP VI, any grants made thereunder or in any Grant Document.
     11. Miscellaneous.
          (a) The address for the Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address as reflected in the Company’s personnel records.
          (b) In the event that any calculation of a number of shares shall result in a number that includes a fractional share, the number of shares shall be rounded down to the nearest whole number of shares.
          (c) The validity, performance, construction and effect of this Award shall be governed by the laws of Pennsylvania, without giving effect to principles of conflicts of law.
     IN WITNESS WHEREOF, Advanta Corp. has granted this Award as of the Date of Grant first above written.

Advanta Corp.

By:

Attest: